APPENDIX A
Operating Expense Limitation Agreement
Direxion Shares ETF Trust
Rafferty Asset Management, LLC has contractually agreed to cap all or a portion of its management fee and/or reimburse each Fund for Other Expenses through September 1, 2022, to the extent that a Fund’s Total Annual Fund Operating Expenses exceeds a Fund’s daily net assets as listed below.
1X BEAR FUNDS
Direxion Daily S&P 500® Bear 1X Shares	0.45%
Direxion Daily Municipal Bond Taxable Bear 1X Shares	0.45%
Direxion Daily Small Cap Bear 1X Shares	0.45%
Direxion Daily CSI 300 China A Share Bear 1X Shares	0.80%
Direxion Daily CSI China Internet Index Bear 1X Shares	0.80%
Direxion Daily MSCI Real Estate Bear 1X Shares	0.45%
Direxion Daily FANG 20 Bear 1X Shares	0.45%
LEVERAGED FUNDS
2X Funds
Direxion Daily S&P 500® Bull 2X Shares	0.60%
Direxion Daily CSI 300 China A Share Bull 2X Shares	0.95%
Direxion Daily CSI China Internet Index Bull 2X Shares	0.95%
Direxion Daily MSCI Brazil Bull 2X Shares	0.95%
Direxion Daily Energy Bull 2X Shares	0.95%
Direxion Daily Energy Bear 2X Shares	0.95%
Direxion Daily Gold Miners Index Bull 2X Shares	0.95%
Direxion Daily Gold Miners Index Bear 2X Shares	0.95%
Direxion Daily Junior Gold Miners Index Bull 2X Shares	0.95%
Direxion Daily Junior Gold Miners Index Bear 2X Shares	0.95%
Direxion Daily Russia Bull 2X Shares	0.95%
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares	0.95%
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares	0.95%
Direxion Daily MSCI India Bull 2X Shares	0.95%
Direxion Daily Latin America Bull 2X Shares	0.95%
Direxion Daily Robotics, Artificial Intelligence, & Automation Index Bull 2X Shares	0.95%
Direxion Daily Cloud Computing Bull 2X Shares	0.95%
Direxion Daily Cloud Computing Bear 2X Shares	0.95%
Direxion Daily FANG 20 Bull 2X Shares	0.95%
Direxion Daily FANG 20 Bear 2X Shares	0.95%

3X Funds
Direxion Daily 7-10 Year Treasury Bull 3X Shares	0.95%
Direxion Daily 7-10 Year Treasury Bear 3X Shares	0.95%
Direxion Daily 20+Year Treasury Bull 3X Shares	0.95%
Direxion Daily 20+Year Treasury Bear 3X Shares	0.95%
Direxion Daily MSCI Brazil Bear 3X Shares	0.95%
Direxion Daily FTSE China Bull 3X Shares	0.95%
Direxion Daily FTSE China Bear 3X Shares	0.95%
Direxion Daily MSCI Emerging Markets Bull 3X Shares	0.95%
Direxion MSCI Daily Emerging Markets Bear 3X Shares	0.95%
Direxion Daily Financial Bull 3X Shares	0.95%
Direxion Daily Financial Bear 3X Shares	0.95%
Direxion Daily Healthcare Bull 3X Shares	0.95%
Direxion Daily MSCI India Bear 3X Shares	0.95%
Direxion Daily Mid Cap Bull 3X Shares	0.95%
Direxion Daily MSCI Real Estate Bull 3X Shares	0.95%
Direxion Daily MSCI Real Estate Bear 3X Shares	0.95%
Direxion Daily Regional Banks Bull 3X Shares	0.95%
Direxion Daily Retail Bull 3X Shares	0.95%
Direxion Daily Retail Bear 3X Shares	0.95%
Direxion Daily S&P 500® Bull 3X Shares	0.95%
Direxion Daily S&P 500® Bear 3X Shares	0.95%
Direxion Daily Semiconductor Bull 3X Shares	0.95%
Direxion Daily Semiconductor Bear 3X Shares	0.95%
Direxion Daily Small Cap Bull 3X Shares	0.95%
Direxion Daily Small Cap Bear 3X Shares	0.95%
Direxion Daily MSCI South Korea Bull 3X Shares	0.95%
Direxion Daily MSCI South Korea Bear 3X Shares	0.95%
Direxion Daily Technology Bull 3X Shares	0.95%
Direxion Daily Technology Bear 3X Shares	0.95%
Direxion Daily FTSE Europe Bull 3X Shares	0.95%
Direxion Daily Homebuilders & Supplies Bull 3X Shares	0.95%
Direxion Daily Homebuilders & Supplies Bear 3X Shares	0.95%
Direxion Daily S&P Biotech Bull 3X Shares	0.95%
Direxion Daily S&P Biotech Bear 3X Shares	0.95%
Direxion Daily Dow 30 Bull 3X Shares	0.95%
Direxion Daily Dow 30 Bear 3X Shares	0.95%
Direxion Daily Consumer Discretionary Bull 3X Shares	0.95%
Direxion Daily Utilities Bull 3X Shares	0.95%
Direxion Daily Utilities Bear 3X Shares	0.95%
Direxion Daily Aerospace & Defense Bull 3X Shares	0.95%
Direxion Daily Aerospace & Defense Bear 3X Shares	0.95%
Direxion Daily MSCI Mexico Bull 3X Shares	0.95%
Direxion Daily MSCI Mexico Bear 3X Shares	0.95%
Direxion Daily Transportation Bull 3X Shares	0.95%
Direxion Daily Transportation Bear 3X Shares	0.95%
Direxion Daily Industrials Bull 3X Shares	0.95%
Direxion Daily Industrials Bear 3X Shares	0.95%
Direxion Daily Metals & Mining Bull 3X Shares	0.95%
Direxion Daily Metals & Mining Bear 3X Shares	0.95%
Direxion Daily MSCI Italy Bull 3X Shares	0.95%
Direxion Daily MSCI Italy Bear 3X Shares	0.95%
Direxion Daily Pharmaceutical & Medical Bull 3X Shares	0.95%
Direxion Daily Pharmaceutical & Medical Bear 3X Shares	0.95%
Direxion Daily Dow Jones Internet Bull 3X Shares	0.95%
Direxion Daily Dow Jones Internet Bear 3X Shares	0.95%
Direxion Daily S&P 500® High Beta Bull 3X Shares	0.95%
Direxion Daily S&P 500® High Beta Bear 3X Shares	0.95%

Direxion Daily MSCI Turkey Bull 3X Shares	0.95%
Last Updated: November 24, 2020